Exhibit 10.28

                               AMENDMENT TO LEASE
                               ------------------

    This Amendment to Lease (the "Agreement") is made and entered into as of this 1st day of April, 1988, by and between Leadership Group, Inc., an Ohio
     ---        -----
corporation having its principal place of business at 4150 Tuller Road, Suite

236, Dublin, Ohio 43017 (the "Lessor"), and Simmons U.S.A. Corporation, a

Delaware corporation having its principal place of business at 6 Executive Park

Drive, Atlanta, Georgia 30348 (the "Lessee").

                              W I T N E S S E T H:

          WHEREAS, Lessor and Lessee have entered into a certain Lease Agreement, dated November 4, 1987 (the "Lease"), for the construction and leasing of a certain warehouse/office building, located at Marlane Drive, Grove City, Franklin County, Ohio (the "Premises");

          WHEREAS, Lessor and Lessee desire to amend the Lease to increase the annual rental payable thereunder in consideration for the construction of certain additional Tenant Improvements on the Premises.

          NOW, THEREFORE, in consideration of the foregoing and the terms, covenants, conditions and provisions contained herein, the parties hereto, intending to be mutually bound hereby, agree as follows:

          1. Paragraph 3(a) of the Lease is hereby deleted in its entirety and the following inserted therefor:

               3.   RENT.
                    -----

                    (a) Lessee shall pay to Lessor during each year of the first five years of the term hereof annual fixed rental for the Premises in the amount of Five Hundred Thirty-Seven Thousand One Hundred Forty-Six and 16/100 Dollars ($537,146.16) per year, payable in twelve (12) equal monthly installments of Forty-Four Thousand Seven Hundred Sixty-Two and 18/100 ($44,762.18) each, due in advance on the first day of each and every calendar month during the first five years of the term of this Lease. Lessee shall pay to Lessor during each year of the sixth through tenth years of the term of this Lease, an annual fixed rental for the Premises in an amount equal to the lesser of
                                                            ------

          (i) Six Hundred Seventy-One Thousand Four Hundred Thirty-Three and 00/100 Dollars ($671,433.00) or (ii) an amount determined by multiplying the annual rental for the fifth year of the term by a fraction, the numerator of which is the Index [as defined in paragraph 29(b)(i) below] for the calendar month immediately preceding the commencement of the sixth year of the term and the denominator of which is the Base Level [as defined in paragraph 29(b)(i) below], payable in equal monthly installments on the first day of each month. All payments of annual fixed rental shall be paid without any set-off or deduction whatsoever. In the event that the Commencement Date of the term of this Lease shall occur on a day other than the first day of a calendar month, the first rental payment shall be prorated on the basis of a thirty (30) day month and shall be due and payable on the Commencement Date.

          2. Lessor and Lessee further agree that each and every term, condition, provision and covenant of the Lease shall be and remain unchanged, except as specifically modified herein.

          IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be executed by a duly authorized representative as of the date and year set forth above.

Signed and acknowledged in
the presence of the following
two witnesses:

As to Leadership Group, Inc.:           LEADERSHIP GROUP, INC.,
                                        an Ohio corporation

 /s/                                    By:    /s/ Robert T. Taggart
- -----------------------------               ----------------------------
                                                   (signature)
 /s/                                              Robert T. Taggart
- -----------------------------               ----------------------------
                                                  (printed name)

                                        Its:  Chairman of the Board
                                            ---------------------------
                                                       (title)

As to Simmons U.S.A.                    SIMMONS U.S.A. CORPORATION,
Corporation:                            a Delaware corporation

  /s/                                   By:     /s/ HB Smith
- -----------------------------               ---------------------------
                                                    (signature)
  /s/                                             Harlan B. Smith
- -----------------------------               ---------------------------
                                                   (printed name)

                                        Its:       Exec. V-P
                                            ---------------------------
                                                       (title)



                                       -2-

 STATE OF OHIO        )
                      ) SS:
 COUNTY OF FRANKLIN   )

          The foregoing instrument was acknowledged before me this 3rd day of May, 1988 by Robert T. Taggert, the Chairman of the Board of Leadership Group Inc., an Ohio corporation, on behalf of the corporation.


                                                   /s/ Colleen J. Busley
                                                  --------------------------
                                                  Notary Public
                                                  My commission expires 10-14-91


STATE OF  Georgia )
          --------
                  ) SS:
COUNTY OF DeKalb  )
          --------

          The foregoing instrument was acknowledged before me this 25th day
                                                                   ----
of April, 1988 by Harlan B. Smith, the Executive Vice President of Simmons
   -----          ---------------      ------------------------
U.S.A. Corporation, a Delaware corporation, on behalf of the corporation.


                                                  /s/ Catherine E. Taylor
                                                  -----------------------
                                                  Notary Public
                                                  Notary Public, Georgia,
                                                  State at Large
                                                  My Commission Expires
                                                  February 13, 1991






This instrument prepared by:

J. Thomas Mason, Esq.
Vorys, Sater, Seymour and Pease
52 East Gay Street
Post Office Box 1008
Columbus, Ohio 43216-1008

JTM3082    03/24/88

                                                                       Exhibit I





























                                TRIPLE NET LEASE

                            INDEX TO TRIPLE NET LEASE

                                                                   Page
                                                                   ----

1.  DEMISED PREMISES  . . . . . . . . . . . . . . . . . . . . . . .  1

2.  TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.  RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

4.  USE OF PREMISES   . . . . . . . . . . . . . . . . . . . . . . .  4

5.  INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . .  5

6.  MAINTENANCE OBLIGATIONS   . . . . . . . . . . . . . . . . . . .  8

7.  REAL ESTATE TAXES AND ASSESSMENTS   . . . . . . . . . . . . . .  10

8.  NET LEASE   . . . . . . . . . . . . . . . . . . . . . . . . . .  12

9.  ALTERATIONS AND INSTALLATIONS   . . . . . . . . . . . . . . . .  12

10. DAMAGE OR DESTRUCTION   . . . . . . . . . . . . . . . . . . . .  14

11. SUBORDINATION TO MORTGAGES  . . . . . . . . . . . . . . . . . .  15

12. ASSIGNMENT AND SUBLETTING   . . . . . . . . . . . . . . . . . .  16

13. ACCESS TO THE PREMISES  . . . . . . . . . . . . . . . . . . . .  19

14. MECHANICS' LIENS  . . . . . . . . . . . . . . . . . . . . . . .  20

15. REMEDIES OF LESSOR  . . . . . . . . . . . . . . . . . . . . . .  21

16. INDEMNITY   . . . . . . . . . . . . . . . . . . . . . . . . . .  26

17. ESTOPPEL CERTIFICATES   . . . . . . . . . . . . . . . . . . . .  27

18. UTILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . .  27

19. EMINENT DOMAIN  . . . . . . . . . . . . . . . . . . . . . . . .  27

20. NO WAIVER   . . . . . . . . . . . . . . . . . . . . . . . . . .  29

21. NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

22. RECORDING   . . . . . . . . . . . . . . . . . . . . . . . . . .  31

23. END OF TERM   . . . . . . . . . . . . . . . . . . . . . . . . .  31

24. HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                                     Page
                                                                     ----

25.  SECURITY DEPOSIT   . . . . . . . . . . . . . . . . . . . . . .  32

26.  LIMITATION OF LESSOR'S LIABILITY   . . . . . . . . . . . . . .  32

27.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .  33

    (a) Applicable Law  . . . . . . . . . . . . . . . . . . . . . .  33
    (b) Headings  . . . . . . . . . . . . . . . . . . . . . . . . .  33
    (c) Assigns   . . . . . . . . . . . . . . . . . . . . . . . . .  33
    (d) Entire Agreement  . . . . . . . . . . . . . . . . . . . . .  33

28. QUIET ENJOYMENT   . . . . . . . . . . . . . . . . . . . . . . .  34

29. OPTION TO RENEW   . . . . . . . . . . . . . . . . . . . . . . .  34

30. ENVIRONMENTAL PROTECTION AND UTILITY REGULATION   . . . . . . .  35

31. CONSTRUCTION OF IMPROVEMENTS  . . . . . . . . . . . . . . . . .  37

32. SPECIAL STIPULATIONS  . . . . . . . . . . . . . . . . . . . . .  37

                                    L E A S E
                                    ---------

        THIS LEASE, made as of this 4 day of Nov., 1987, by and between
                                    -        ----
Leadership Group, Inc., having its principal place of business at 4150 Tuller

Road Suite 236, Dublin, Ohio 43017, hereinafter referred to as "Lessor", and

Simmons U.S.A. Corporation, having its principal place of business at

6 Executive Park Drive, Atlanta, Georgia 30348, hereinafter referred to as

"Lessee".

                              W I T N E S S E T H:
                              --------------------

          1.   DEMISED PREMISES
               ----------------

               Lessor, in consideration of the rent to be paid and the covenants to be performed by Lessor, does hereby demise and lease unto Lessee, and Lessee hereby rents from Lessor, a certain warehouse building with office space,

together with the real estate upon which it is located, and all improvements located therein, located at Marlane Drive, in Grove City, County of Franklin,

and State of Ohio, as is more particularly described on "Exhibit A" attached hereto and made a part hereof (said building, improvements, and real estate shall be hereinafter referred to as the "Premises"). SEE SPECIAL STIPULATION A.

          2.   TERM
               ----

               The term of this lease shall be for a period of ten (10) years,

commencing on the Commencement Date (as herein defined) and terminating on the tenth anniversary of the Commencement Date, or, if the Commencement Date is

other than the
first day of a month, on the tenth anniversary of the last day of the first month following the Commencement Date, unless sooner terminated or extended as provided herein. (See Special Stipulation B.)

          3. RENT
             ----

            (a) Lessee shall pay to Lessor during each year of the first five years of the term hereof annual fixed rental for the Premises in the amount of

Five Hundred Seven Thousand Five Hundred Dollars ($507,500) per year, payable in twelve (12) equal monthly installments of Forty-Two Thousand Two Hundred

Ninety-One and 67/100 ($42,291.67) each, due in advance on the first day of each and every calendar month during the first five years of the term of this

Lease. Lessee shall pay to Lessor during each year of the sixth through tenth years of the term of this Lease, an annual fixed rental for the Premises in an amount equal to the lesser of (i) Six Hundred Thirty-Four Thousand Three Hundred
                    ------

Seventy-Five Dollars ($634,375) or (ii) an amount determined by multiplying the annual rental for the fifth year of the term by a fraction, the numerator of which is the Index [as defined in paragraph 29(b)(i) below] for the calendar month immediately preceding the commencement of the sixth year of the term and the denominator of which is the Base Level [as defined in paragraph 29(b)(i)

below], payable in equal monthly installments on the first day of each month.

All payments of annual fixed rental shall be paid without any set-off or deduction whatsoever. In the event that the Commencement Date of the term of this Lease shall occur on a day other than the first day of a calendar month, the first rental payment shall be prorated on the basis of a thirty (30) day month and shall be due and payable on the Commencement Date.

               (b) Lessee shall pay any and all sums of money or charges

required to be paid by Lessee as additional rent under this Lease promptly when the same are due, without any deduction or set-off whatsoever. Lessee's failure to pay any such amounts or charges when due shall carry with it the same consequences as the failure to pay fixed rental. All such amounts or charges shall be payable to Lessor at the place where rent is payable.

               (c) In the event that Lessee shall fail to pay fixed rental payments within five (5) days after the date when due, or shall fail to pay any other rental payment or charge due from Lessee to Lessor hereunder within five

(5) days after the date when due, such past due rentals or other charges shall bear interest at the rate of Two Percent (2%) per annum above the prime rate charged by The Huntington National Bank of Columbus, Ohio as of the due date,

from the due date thereof until paid by Lessee. In like manner, all other obligations, benefits and moneys which may be due to Lessor from Lessee under the terms hereof, or which are paid by Lessor because of Lessee's default hereunder, shall bear interest at the rate of Two Percent (2%) per annum above the prime rate charged by The Huntington National Bank of Columbus, Ohio as of

the due date, from the due date until paid, or, in the case of sums paid by

Lessor, because of Lessee's default hereunder, from the date such payments are made by Lessor until the date Lessor is reimbursed by

Lessee.

          4.   USE OF PREMISES
               ---------------

               (a) Lessee shall use the premises for all opera-

tions, uses and activities connected with manufacturing of mattresses,

upholstering, furniture and related products, general warehousing of products classified under Section 310.0 of the Ohio Basic Building Code, effective July

1, 1979, as being in either the S-1 Moderate Hazard Storage Uses or the S-2 Low

Hazard Storage Uses, or any combination of the two, and the office use incidental thereto, and for no other purpose without the prior written consent of Lessor which consent shall not be unreasonably withheld. Lessee shall not make retail sales from the Premises as a regular part of its business nor shall

Lessee use or permit the Premises to be used for any unlawful or illegal purpose.

               (b) Lessee shall, at its sole expense, comply with all laws,

ordinances, orders and regulations of federal, state, county and municipal authorities and with any direction of any public officer or officers, pursuant to law, and with any restrictions of record, which shall impose any liability,

order or duty upon Lessor or Lessee with respect to Lessee's use or occupancy of the Premises. Lessee agrees to and shall indemnify and save Lessor harmless from any and all loss, damage or costs (including reasonable attorney's fees) arising as a result of Lessee's use or occupancy of the Premises.

          5.   INSURANCE
               ---------

               (a) Lessee agrees that, at its own cost and expense, it shall procure and continue in force, in the names of Lessor and Lessee, general liability insurance against any and all claims for injuries to persons or damage to property occurring in, about, or upon the Premises, including the interior and exterior common areas, if any, and including all damage from signs, fixtures or other appurtenances, now, or hereafter erected upon the Premises, during the term of this Lease. Such insurance shall at all times be in an amount not less than One Million Dollars ($1,000,000.00) on account of bodily injury to or death of one (1) person and Two Million Dollars ($2,000,000.00) on account of bodily injuries or death of more than one person as a result of any accident or disaster, and Five Hundred Thousand Dollars ($500,000.00) for property damage in any one accident. Such insurance shall be written by a company or companies authorized to engage in the business of general liability insurance in the State of Ohio with a General Policyholder's Key Rating of A or better and a financial size class of IV or better in the most current issue of Best's Insurance Guide,

or if such Guide is no longer published, a comparable rating in a comparable publication selected by Lessor. A certificate of all such policies procured by

Lessee in compliance herewith shall be delivered to Lessor at least fifteen (15)

days prior to the time such insurance is required to be carried by Lessee, and thereafter at least fifteen (15) days prior to the expiration of any such policy. Such
policy shall list Lessor as an additional insured and shall bear an endorsement stating that the insurer agrees to notify Lessor not less than ten (10) days in advance of modification or cancellation thereof.

               (b) Lessee agrees that, at its own cost and expense, it shall procure and continue in force, for the benefit of the Lessor, insurance insuring the building, the fixtures and other property located therein, on an all-risk basis, including, but not limited to, the perils of fire, with full extended coverage, vandalism and malicious mischief, sprinkler leakage, earthquake,

collapse, and falling objects, in an amount not less than One Hundred Percent

(100%) of the full insurable replacement value thereof, without credit for depreciation, and in all events sufficient in amount to prevent the insured from being a co-insurer within the terms of the policy or policies in question.

Lessee shall also maintain, to the extent applicable, insurance against loss or damage from the explosion of boilers, heating apparatus or other pressure vessels installed in the building, or any part thereof, and shall further maintain such other insurance in such amounts and against such insurable risks as may from time to time be reasonably required by Lessor to the extent such coverages then are available at commercial reasonable rates. Lessee agrees to maintain insurance coverage for loss of rents, insuring Lessor, caused by the perils insured against damaging or destroying the building, the fixtures and other property located therein, with such insurance liability to be in an amount not less than the Lessee's annual rental obligation contained in

Paragraph 3. All policies shall provide that loss thereunder shall be payable to

Lessor or, if Lessor should so request, to any mortgagee of Lessor, provided that Lessor shall hold the proceeds of any such policies and make the same available to the extent necessary for the repair or restoration of the Premises in accordance with the terms of this Lease and that if there is a mortgage on the Premises, Lessor agrees to use its best efforts to include in the mortgage a provision which would likewise obligate the mortgagee to make such proceeds available to Lessor under conditions of disbursement satisfactory to said mortgagee and on the basis of work completed. Such insurance shall be written by a company or companies authorized to engage in the business of fire and extended coverage insurance in the State of Ohio, with a Best's Insurance Guide rating as set forth above, and a certificate of all such policies procured by Lessee in compliance herewith shall be delivered to Lessor at least fifteen (15) days prior to the time such insurance is required to be carried by Lessee, and thereafter at least fifteen (15) days prior to the expiration of any such policy. Such policy shall list Lessor as an additional insured and shall bear an endorsement stating that the insurer agrees to notify Lessor not less than ten

(10) days in advance of modification or cancellation thereof.

               (c) If the Lessee at any time during the term hereof should fail to secure or maintain the above insurance required in Paragraph 5(a) and 5(b), the Lessor shall be permitted to obtain such insurance in the Lessee's name or as the agent of the Lessee. Any amounts paid by the Lessor for such insurance shall become immediately due and payable as rent by Lessee to Lessor, together with interest thereon at the rate of Two

Percent (2%) per annum above the prime rate charged by The Buntington National

Bank of Columbus, Ohio as of the date of payment, from the date of payment by

Lessor until paid by Lessee. Any such payment by Lessor shall not be deemed to be a waiver of any other rights which the Lessor may have under the provisions of this lease or as provided by law.

               (d) Each of the parties hereby waives all causes of action and rights of recovery against the other party, its agents, officers and employees,

for any loss or damage occurring to the Premises or the improvements, fixtures,

merchandise and personal property of every kind located in and about the

Premises resulting from any perils fully and effectively covered by insurance,

regardless of cause or origin, including negligence of either party, its agents,

officers and employees, to the extent of any recovery under any policy or policies of insurance, provided that the same will not be invalidated in whole or in part by reason hereof.

          6.   MAINTENANCE OBLIGATIONS
               -----------------------

               (a) Except as provided in Article 10 hereof and

the Special Stipulation, Lessor shall be under no obligation to rebuild,

replace, maintain or make repairs of any nature, structural or otherwise, to the Premises during the term of this Lease or any extension or renewal thereof. Lessee shall, during the term of this Lease, and any extension thereof, maintain the Premises and, at its own expense, make all repairs and replacements, ordinary or extraordinary, structural or otherwise,

(except those required to be made by Lessor hereunder) required to keep the

Premises and all heating, air conditioning, plumbing, and electrical systems and all fixtures and equipment, in good order and repair. All repairs and replacements made by Lessee shall be of comparable quality to the original work.

               (b) Lessee shall, at its sole cost and expense, maintain all parking areas, driveways and access roadways situated on the Premises in good condition and repair and reasonably clear of snow and debris, and shall at its expense adequately illuminate the parking areas and driveways situated on the

Premises during business hours.

               (c) Lessee shall, at its sole cost and expense, maintain and keep open, free from obstruction and in good repair, all electric, water, sewer and other utility lines and connections, conduits, pipes, catch basins, manholes,

poles, lighting fixtures and other related facilities situated in, under or on the Premises.

               (d) In the event Lessee should neglect reasonably to maintain the

Premises, Lessor shall have the right (but not the obligation) to cause repairs or corrections to be made. Any amounts paid by the Lessor for such repairs or corrections shall
become immediately due and payable as rent by Lessee to Lessor, together with interest thereon at the rate of Two Percent (2%) per annum above the prime rate charged by The Huntington National Bank of Columbus, Ohio, as of the date of payment, from the date of payment by Lessor until paid by Lessee. Any such payments by Lessor shall not be deemed to be a waiver of any other rights which the Lessor may have under the provisions of this Lease or as provided by Law.

          7.   REAL ESTATE TAXES AND ASSESSMENTS
               ---------------------------------

               (a) Lessee shall pay as additional rent, during the term of this

Lease and any renewal or extension thereof, as promptly as the same become due and payable, all personal property taxes and real estate taxes and assessments,

both general and special, and any other public charges of any nature, ordinary or extraordinary, now or hereafter levied, assessed, charged or imposed upon the

Premises during the term of this Lease, or now or hereafter arising in respect of the occupancy, use or possession of the Premises, or any part thereof, by

Lessee. Lessor agrees to reimburse Lessee for any real estate taxes and assessments, both general and special, levied, assessed, charged or imposed upon the Premises prior to the commencement of the term of this Lease. Lessee shall furnish to Lessor upon demand receipts evidencing payment of all such taxes,

assessments and public charges. Upon termination of this Lease, all such taxes,

assessments and public charges for the then calendar year shall be prorated between the parties, using in the
case of taxes the rate and valuation in effect for the preceding year unless the rate and valuation for the current year are known.

               (b) Except in the case of non-payment pursuant to paragraph 7(c)

below, if Lessee fails to pay such taxes, assessments, or charges, Lessor may,

at his option, pay such taxes, assessments, or charges, together with all penalties and interest which may have been added thereto because of Lessee's delinquency or default, and may likewise redeem the Premises, or any part thereof, or the buildings or improvements situated thereon, from any tax sale or sales. Any such amounts so paid by Lessor shall become immediately due and payable as rent by Lessee to Lessor, together with interest thereon at the rate of Two Percent (2%) per annum above the prime rate charged by The Huntington

National Bank of Columbus, Ohio, as of the due date, from the date of payment by

Lessor until paid by Lessee. Any such payment by Lessor shall not be deemed to be a waiver of any other rights which the Lessor may have under the provisions of this Lease or as provided by law.

               (c) Lessor agrees to cooperate with Lessee in contesting any taxes, assessments or charges imposed with respect to the Premises upon receipt by Lessor of reasonable assurances by Lessee that provision for payment of such taxes has been made by Lessee.

          8.   NET LEASE
               ---------

               It is the purpose and intent of Lessor and Lessee that the rent payable by Lessee hereunder shall be absolutely net to Lessee so that this Lease shall yield, net, to Lessor, the rent specified in Article 3 hereof, and that all costs, expenses or obligations of every kind and nature whatsoever relating to the Premises, except interest and amortization required to be paid by Lessor on any mortgage and except as set forth in Stipulation D, shall be paid by

Lessee. Lessee hereby agrees to and shall indemnify and save Lessor harmless from and against any such costs, expenses and obligations.

          9.   ALTERATIONS AND INSTALLATIONS
               -----------------------------

               (a) Lessee shall not make any alterations, installations,

additions or improvements in or to the Premises at a cost in excess of Twenty

Thousand Dollars ($20,000) or which would affect the structure or exterior of the Premises without Lessor's prior written consent in each and every instance,

which consent will not be unreasonably withheld. Any of the foregoing work consented to by Lessor shall be done by competent contractors in a good and workmanlike manner and at Lessee's sole expense, unless otherwise agreed to in writing by the parties. Lessee shall, for all alterations, at its sole cost and expense, obtain and provide Lessor with a copy of all required construction or alteration permits and with certificates of occupancy upon completion and shall otherwise comply with all applicable laws and regulations. If the construction work is expected to
cost in excess of Twenty Thousand Dollars ($20,000.00), Lessor shall have the right to require Lessee to submit for approval plans and specifications and evidence of the availability of funds for such work.

               (b) Except as provided in paragraph (c) below, all alterations,

installations, additions, or improvements in or to the Premises, whether installed by Lessor or Lessee, shall become Lessor's property and shall remain upon and be surrendered with said Premises without disturbance or injury upon the termination of this Lease by lapse of time or otherwise, all without payment or credit to Lessee, unless otherwise agreed to in writing by Lessor and Lessee.

               (c) All articles of personal property and trade fixtures owned or installed by Lessee at its expense on the Premises shall remain the property of

Lessee and may be removed by Lessee at any time, provided that Lessee is not in default hereunder and that Lessee shall promptly repair at its expense any and all damage to the Premises caused by such removal. Lessor shall not be responsible or liable to Lessee for any loss or damage that may be occasioned by or through the acts or omissions of Lessor or of persons occupying adjoining premises, or for any loss or damage resulting to the Lessee or its property from damage or destruction to the Premises or from bursting, stoppage or leakage of water, gas, sewer or steam pipes or any damage or loss of property within the Premises from any causes
whatsoever, except for actual damages as a result of the negligence or intentional misconduct of Lessor.

          10.  DAMAGE OR DESTRUCTION
               ---------------------

               In the event of loss or destruction of, or damage or injury to the Premises, or any part thereof, by fire, the elements or any other cause whatsoever, Lessee shall have no right to terminate this Lease or to surrender the Premises, whether or not the Premises are thereby rendered untenantable or unfit for occupancy, and Lessee's obligation to pay rent hereunder shall not abate. Lessor shall promptly repair, restore or rebuild the damaged portions of the Premises to a condition as nearly as reasonably possible to the condition they were in immediately prior to such damage or destruction, or with such changes and alterations as may be agreed to by Lessor and Lessee and Lessor shall have the benefit of all insurance proceeds (other than proceeds attributable to Lessee's trade fixtures and personal property) for such purpose.

Lessor and Lessee shall have the right to reasonably approve all such construction plans. Lessee agrees to immediately pay to Lessor, all insurance proceeds received by Lessee, under conditions or disbursements satisfactory to

Lessor and its mortgagee. Such repairs, restoration, replacements or rebuilding shall be prosecuted and completed with reasonable diligence. Lessor's obligation to repair hereunder shall be limited to the extent of available insurance proceeds and in the event that the insurance proceeds are not made available by

Lessor's mortgagee or are inadequate
for restoration as required hereunder, Lessor, may upon notice to Lessee terminate this Lease. If the damage or destruction is such that the Premises cannot be rebuilt within 180 days following such damage or destruction or if

Lessor fails to rebuild the Premises within such 180 day period, either party may, upon 30 days prior written notice to the other, terminate this Lease.

          11.  SUBORDINATION TO MORTGAGES
               --------------------------

               Lessee agrees that this Lease shall be subject and subordinate to any mortgages that may hereafter be placed upon the Premises and to any and all advances to be made thereunder and to the interest thereon, and any and all renewals, replacements and extensions thereof, provided, that any such mortgage or a separate agreement furnished by such mortgagee to Lessee provides in substance, that if by foreclosure or otherwise such mortgagee or any successor in interest shall come into possession of the Premises or become the owner of the same or take over the rights of Lessor in the same, it will not disturb the possession, use or enjoyment of the Premises by Lessee, its successors or assigns, nor disaffirm this Lease or Lessee's rights or estate hereunder, so long as all of the obligations of Lessee are fully performed in accordance with the terms of this Lease. Lessee agrees that any mortgagee may elect to have this

Lease a prior lien to its mortgage and in the event of such election and upon notification by any mortgagee to Lessee to that effect, this Lease shall be deemed prior in lien to the said mortgage whether this Lease is dated prior to or subsequent to the date of said mortgage. The provisions of this paragraph shall be self-operative without the necessity of any other written consent, approval or subordination by Lessee. However, at the request of Lessor, Lessee shall execute and deliver to Lessor whatever

Instruments may be required for the foregoing purposes, and in the event Lessee fails to do so within ten (10) days after demand in writing, Lessee does hereby make, constitute and irrevocably appoint Lessor so to do in its name, place and stead.

          12.  ASSIGNMENT AND SUBLETTING
               -------------------------

               (a) Lessee shall not, without Lessor's prior written consent which shall not be unreasonably withheld:

                    (i) assign, hypothecate, mortgage, encumber, or convey this Lease other than to a subsidiary, parent, affiliate, or division of Lessee with Lessee remaining liable hereunder;

                    (ii) allow any transfer thereof or any lien upon
               Lessee's interest by operation of law;

                    (iii) sublet the premises or any part thereof; or

                    (iv) permit the use or occupancy of the premises or any
               part thereof by anyone other than Lessee or a subsidiary, parent, affiliate or division of Lessee.

               (b) If Lessee desires the consent of the Lessor to an Assignment or Subletting of all or a part of the Building Premises (that portion of the premises being assigned or sublet shall hereinafter be referred to as "Subject

Premises"), Lessee shall submit to Lessor:

                    (i) The proposed sublease or assignment, which is not to commence prior to the first day of the month immediately following the month in which the thirtieth (30th) day following the submission to Lessor occurs; and

                    (ii) sufficient information to permit Lessor to
               determine the acceptability of the financial responsibility and character of Sublessee or Assignee.

                    (iii) The proposed sublease or assignment shall be only
               for the remaining term or renewal term existing at the time the sublease or assignment is proposed; the Sublessee or Assignee shall have no right to exercise any renewal options.

               (c)  (i)  Lessor within thirty (30) days after receipt of such documents may:
                         (1) terminate this Lease for the Subject Premises
                    and lease the Subject Premises directly to Sublessee or Assignee; and

                         (2) if this Lease for the Subject Premises be so
                    terminated, Lessee shall remain liable for the above fixed annual rental to the termination date even though such may be billed subsequently.

                    (ii) If Lessor terminates this Lease for the Subject
               Premises and leases the Subject Premises directly to Sublessee or Assignee, Lessee's liability and this Lease shall remain in full force and effect for the remainder of the premises and the term if the Sublease is for less than the entire Premises or remaining term.

          (d)  If Lessor does not either terminate this Lease for the Subject

Premises or terminate this Lease for the Subject Premises and lease the Subject

Premises directly to Sublessee or Assignee pursuant to Paragraph (c) above,

Lessor shall not unreasonably withhold its consent except that such consent need not be granted if:

                         (i)    in the reasonable judgment of Lessor
                    the purposes for which the Sublessee or Assignee intends to use the Subject Premises are not in keeping with the use provisions contained within this Lease;

                         (ii) the Subject Premises is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes;

                         (iii) space exists in the Building which may be leased directly from Lessor without considering an Assignment or Sublease;

                         (iv)   Lessee is in default under this Lease;

                         (v)    Lessor shall have received written
                    notification from the applicable insurance carrier that the intended use of the Subject Premises will increase the cost of insurance for the Building; and

                         (vi)   consent will cause Lessor to violate
                    any covenant extended to any other Lessee, Sublessee, or Assignee.

                    (e)  If Lessor grants consent:

                         (i)    the terms and conditions of this
                    Lease, including among other things, Lessee's liability for the Subject Premises shall in no way be deemed modified, abrogated or amended;

                         (ii)   Lessee shall pay Lessor up to $500.00
                    for each Sublease or Assignment submitted as reim-bursement to Lessor for expenses actually incurred;

                         (iii)   the consent shall not be deemed a
                    consent to any further subletting or assignment by either Lessee, Sublessee or Assignee;

                         (iv) If Lessee shall fail to pay the rent as
                    defined in Paragraph 15, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the Assignee or Sublessee all rents becoming due to Lessee by reason of the Assignment or Sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the

                    Assignee or Sublessee shall not be construed to constitute a novation or release of Lessee from the further performance of its obligations under this Lease.

                    (f)   No Assignment under this paragraph shall be valid or

     effective until there is delivered to Lessor a duplicate original of the written instrument of assignment in recordable form containing the name and address of the Assignee and the assumption by the Assignee of this Lease and of all obligations under this Lease to be performed by Lessee after the effective date of the assignment. No sublease consented to by Lessor shall be valid or effective until a duplicate original thereof shall be delivered to Lessor.

                    (g)  For the purposes of this paragraph, the sale, issuance or transfer of any voting capital stock of Lessee (if Lessee be a non-

     public corporation) which results in a change in the voting control of

     Lessee, shall be deemed to be an Assignment of this Lease.

               13.  ACCESS TO THE PREMISES
                    ----------------------

                    (a)  Lessor or Lessor's agents shall have the right to enter the Premises at all reasonable times upon twenty-four (24) hours prior oral or written notice to Lessee, except with respect to entry necessitated due to emergency to examine the same and to make such repairs as Lessor or

     Lessee is obligated to make hereunder, but has failed to make after written notice from Lessor. Lessor shall be allowed to take all materials and equipment into the Premises that may be required to carry out any of the foregoing. Lessor agrees, however, to use its best efforts to prevent any unnecessary inconvenience to Lessee in exercising any of the foregoing rights.

                 (b)  After prior notice to Lessee, Lessor may exhibit the

     Premises to prospective purchasers, lenders and tenants at reasonable times. During the last one hundred eighty (180) days of the term of this

     Lease, or any renewal term, Lessor may enter the Premises for the purpose of altering, renovating, decorating, repairing or otherwise preparing the

     Premises for reletting. Lessor agrees, however, to use its best efforts to prevent any unnecessary inconvenience to Lessee in exercising any of the foregoing rights.

                 (c)  Lessor may exercise all or any of the foregoing rights without being deemed guilty of an eviction or disturbance of Lessee's use and possession, without being liable in any manner to Lessee, and without elimination or abatement of rent, or payment of other compensation.

                 (d)  As a condition to Lessor's entry to the Premises, Lessor agrees to execute and deliver to Lessee a standard confidentiality agreement of Lessee's protecting Lessee's proprietary information in the form attached hereto as Exhibit B.

          14.  MECHANIC'S LIENS
               ----------------

               If a mechanic's lien is filed against the Premises for, or purporting to be for, labor or material alleged to have been furnished, or to be furnished to, or for Lessee or any sub-lessee of Lessee at the

     Premises, other than as a result of
     construction by or on behalf of Lessor, Lessee shall cause such lien to be discharged within fifteen (15) days after written notice from Lessor, by bonding proceedings or otherwise. If Lessee shall fail to take such actions as shall cause such lien to be discharged within said fifteen (15) day period, Lessor may, at its option, pay the amount of such lien or may discharge the same by bonding proceedings and, in the event of such bonding proceedings, Lessor may require the lienor to prosecute the appropriate action to enforce the lienor's claim. Any such amount paid or expense incurred by Lessor, or any expense incurred or sum of money paid by Lessor by reason of the failure of Lessee to comply with the foregoing provisions of this paragraph or in defending any such action, shall become immediately due and payable as rent by Lessee to Lessor, together with interest thereon at the rate of Two Percent (2%) per annum above the prime rate charged by

     The Huntington National Bank of Columbus, Ohio as of the date of payment,

     from the date of payment by lessor until paid by Lessee. Any such payment by Lessor shall not be deemed to be a waiver of any rights which the Lessor may have under the provisions of this Lease or as provided by law.

             15. REMEDIES OF LESSOR
                 ------------------

                 (a)  If Lessee shall fail to pay the rent reserved herein

     within five (5) days after notice from Lessor that said rent has not been paid, or fails to pay to Lessor other amounts provided herein to be paid to

     Lessor within ten (10) days after
     rendition of a statement therefor, or defaults in the prompt and full performance of any of Lessee's covenants and agreements hereunder, and said default is not corrected within thirty (30) days after notice from Lessor of said default (or if such default is of such a nature that it cannot be cured completely within such thirty (30) day period, if Lessee shall not have promptly commenced to cure the default within said thirty (30) day period or shall have not diligently prosecuted the curative work to completion), or if the leasehold interest of Lessee be levied upon under execution or be attached and such levy or attachment is not dismissed within thirty (30) days, or if any voluntary or involuntary petition or similar pleading under any Act of Congress relating to bankruptcy shall be filed by or against Lessee, and, if involuntary, shall remain unstayed or undischarged, forty-five (45) days thereafter, or if any voluntary or involuntary proceedings in any court or tribunal shall be instituted by or against Lessee, or any guarantor of this Lease, to declare Lessee or any guarantor of this Lease insolvent or unable to pay the debts of Lessee or any guarantor of this Lease, and, if involuntary, shall remain unstayed or undischarged, forty-five (45) days thereafter, or if Lessee or any guarantor of this Lease make an assignment for the benefit of creditors or if a receiver be appointed for any property of Lessee and not discharged within thirty days (30), or if Lessee abandons the Premises, then and in any such event Lessor may, if Lessor so elects, and with or without notice of such election and with or
     without demand whatsoever, forthwith terminate this Lease and Lessee's right to possession of said Premises, or Lessor may, without terminating this Lease, terminate Lessee's right to possession of the Premises.

                  (b)  Upon the termination of this Lease, or upon the

     termination of Lessee's rights to possession without termination of this

     Lease, Lessee shall surrender possession and vacate the Premises immediately, subject to Lessee's right to remove its personal property and trade fixtures, as provided in paragraph 23 hereof and Lessor may enter into and repossess the Premises with or without process of law and remove all persons and property therefrom in the same manner and with the same right as if this Lease had not been made.

                  (c)  If Lessor elects to terminate Lessee's right to

     possession only, without terminating this Lease as above provided, Lessor may remove from the Premises any and all property found therein, and such repossession shall not release Lessee from Lessee's obligation to pay the rent reserved herein. After such repossession by Lessor without termination of this Lease, Lessor agrees to act in good faith to mitigate damages and to use reasonable efforts to relet the Premises, or any part thereof, as agent of Lessee or otherwise, to such persons, firms or corporations as

     Lessor shall in its sole discretion consider financially responsible and suitable as a tenant or tenants and for such time and upon such terms as

     Lessor, in Lessor's reasonable discretion, may determine, and for the purpose of such reletting, Lessor may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent reasonably deemed by Lessor necessary or desirable, and Lessee shall, upon demand, pay the cost thereof together with Lessor's expense (including but not limited to reasonable attorney's fees actually incurred and any broker's commissions) of reletting. If the rents collected by Lessor upon any such reletting are not sufficient to pay monthly and annually the full amount of the rent and other sums provided herein to be paid by Lessee to

     Lessor, together with the costs of such repairs, alterations, additions,

     redecorating and expenses, or if Lessor has not received any rents from reletting, Lessee shall pay to Lessor the amount of each monthly and annual deficiency upon demand. If the rent so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein together with the cost of such repairs, alterations, additions,

     redecorating and expenses, Lessor, at the end of the stated term of this

     Lease, shall be under no obligation to account to Lessee for any surplus.

                  (d)  If Lessor elects to terminate this Lease as above

     provided, Lessor shall be entitled to recover as damages an amount equal to the then present value of the rent and other sums provided hereinto be paid by Lessee to Lessor for the entire remainder of the stated Lease term,

     subject to Lessor's obligation to act in good faith to mitigate damages.

                  (e)  Any and all property which may be removed from the

     Premises by Lessee may be handled, removed, stored or otherwise disposed of by Lessor at the risk and expense of Lessee, and Lessor shall in no event be responsible for the preservation or safekeeping thereof, or be deemed liable to Lessee in conversion or otherwise, except as a result of the gross negligence or intentional misconduct of Lessor.

                  (f)  If Lessee shall default in performing any term, covenant or condition of this Lease, which default may be cured by the expenditure of money, Lessor, at Lessor's option, may, but shall not be obligated to,

     on behalf of Lessee, expend such sums as may be necessary to perform and fulfill such term, covenant or condition, and any and all sums so expended by Lessor, with interest thereon at the rate of Two Percent (2%) per annum above the prime rate charged by The Huntington National Bank of Columbus,

     Ohio, from the date of such expenditure, by Lessor shall be deemed to be additional rent, and shall be repaid by Lessee to Lessor on demand, but no such payment or expenditure by Lessor shall be deemed a waiver of Lessee's default nor shall it affect any other remedy of Lessor by reason of such default.

                  (g)  All rights and remedies of Lessor herein set forth are in addition to any and all rights and remedies allowed by law and equity.

             16.  INDEMNITY
                  ---------

                  (a)  Lessee agrees to indemnify and save harmless Lessor from and against any and all claims as a result of or arising out of, directly or indirectly, any of the following:

                       (i) The breach by Lessee or any of its agents, contractors, employees, customers, visitors or licensees of any covenant or agreement of this Lease on the part of Lessee to be performed or observed.

                       (ii) Lessee' use or occupancy of the Premises or any part thereof or any sidewalk, drive or space adjacent thereto.

                       (iii) The carelessness, negligence or improper conduct of Lessee or any of its agents, contractors, employees, customers, visitors or licensees.

                  (b)  Lessee further agrees to indemnify and save harmless

     Lessor from and against all costs, damages, expenses, losses, fines,

     liabilities and counsel fees paid, suffered or incurred as a result of any of the above described claims or any actions or proceedings brought thereon; and in case any action or proceeding is brought against Lessor by reason of any such claim, upon notice from Lessor, Lessee agrees to resist or defend at Lessee's expense such action or proceeding by counsel satisfactory to Lessor.

                  (c)  Lessee's liability under this Article 16 and this Lease extends to the acts and omissions of any subtenant or assignee of Lessee and any agent, contractor, employee, customer, visitor or licensee of any such subtenant or assignee.

              17.  ESTOPPEL CERTIFICATE
                   --------------------

                   At any time and from time to time, Lessee agrees, within

     fifteen (15) days after receipt of written request from Lessor, to execute,

     acknowledge and deliver to Lessor a statement in writing certifying, if true, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid.

              18.  UTILITIES
                   ---------

                   Lessee agrees during the term hereof to pay all charges for electricity, water, gas, heat, telephone and other utility services used,

     consumed or wasted upon the Premises. Lessor shall not be liable for the quality, quantity or any third party interference with such utilities.

     Lessor shall not itself interrupt or interfere with utility service to the

     Premises except to the extent reasonably necessary in connection with the relocation or repair of such utility by Lessor in which case Lessor shall give to Lessee reasonable notice of such interference and such interference shall be for the minimum time reasonably necessary to complete such repair or relocation.

              19.  EMINENT DOMAIN
                   --------------

                   (a)  If the whole of the Premises shall be taken in

     appropriation proceedings or by any right of eminent domain (including a conveyance in lieu thereof) then this Lease shall terminate from the time possession thereof is required for public use and from that date on the parties hereto shall be released from further obligations thereafter accruing hereunder.

                   (b) If any part of the Building upon the Premises shall be so taken, then the term of this Lease shall cease only as to the part so taken from the date possession thereof is required for public use and Lessee shall pay rent up to that day with an appropriate refund by Lessor of such rent as may have been paid in advance for a period subsequent to the date of the taking; provided, however, that either party shall have the right to terminate this Lease in such event as to the entire Premises upon notice in writing thereof made upon the other party within thirty (30) days after such taking of possession.

                   (c) If following a taking of a portion of the Premises by

     eminent domain this Lease is not terminated under the provisions of this

     Article, there shall be an equitable adjustment of the rent based upon the portion of the Premises taken, and Lessor shall make all necessary alterations to the Premises so as to make the Premises a complete architectural unit.

                   (d) Lessee agrees that Lessor shall be entitled to collect from any condemning authority the entire award that may be made in any condemnation or appropriation proceedings without deduction therefrom for any estate or rights vested in or owned by Lessee, and Lessee shall not have any claim against Lessor by any condemnation or taking of the whole or part of the Premises, nor any claim to the amount or any portion thereof which may be awarded as damages or paid as the result of any condemnation or taking; provided, however, that Lessor shall not be entitled to any separate award made to Lessee for loss of business,

     depreciation to and cost of removal of stock and fixtures.

              20.  NO WAIVER
                   ---------

                   (a) No receipt of money by Lessor from Lessee with knowledge of the breach of any covenants of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit or after final judgment for possession of the Premises shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

                   (b) No payment by Lessee or receipt by Lessor of a lesser

     amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed on accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                   (c) No delay or failure on the part of Lessor in exercising or enforcing any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right,

     power or privilege preclude any other, or further exercise thereof or the exercise of any other right, power or privilege.

                   (d) No act done or thing sold by Lessor or Lessor's agent or employees shall constitute a cancellation, termination or modification of this Lease, or a waiver of any covenant, agreement or condition hereof, nor relieve Lessee from Lessee's obligation to pay the rents reserved or other charges to be paid hereunder. Any waiver or release by Lessor and any cancellation, termination or modification of this Lease must be in writing signed by Lessor.

              21.  NOTICES
                   -------

                   Whenever it shall be necessary or desirable for Lessor to

     serve any notice or demand upon Lessee, such notice or demand shall be deemed sufficiently given or made hereunder if it is in writing and delivered to Lessee by hand at the Premises or sent by registered or certified mail, return receipt requested, addressed to Lessee at the

     Premises and the time of the giving or making of such notice or demand shall be deemed to be the time when the same is so delivered to Lessee,

     mailed, or left at the Premises as herein provided. A copy of any such notice simultaneously shall be given to Lessee at the following address:

              Simmons U.S.A. Corporation
              6 Executive Park Drive
              Atlanta, GA 30329
              Attn: Mr. Harlan Smith

     Any notice by Lessee to Lessor must be sent by registered or certified mail, return receipt requested, addressed to Lessor at the address where the last previously rental payment was paid. Either party may, at any time,

     change its address for notices by giving the other party notice of such change in the manner above
     provided for the giving of notices. Wherever in this Lease, in connection with the breach or performance of any of the covenants and agreements of

     Lessee, no period of time or notice is required by the terms hereof, no notice shall be required as a prerequisite to the exercise of any right or remedy of Lessor.

              22.  RECORDING
                   ---------

                   This Lease shall not be recorded. However, if either of the parties hereto desire to record a statutory memorandum of this Lease,

     Lessor and Lessee agree to execute and deliver to the other a recordable memorandum of this Lease containing only the minimum statutory requirements, which memorandum of this Lease may then be recorded in the office of the County Recorder of Franklin County, Ohio.

              23.  END OF TERM
                   -----------

                   Upon the expiration or other termination of the term of this

     Lease, including any renewal term, Lessee shall quit and surrender to

     Lessor the Premises together with all alterations, installations, additions and improvements, whether installed by Lessor or Lessee, broom clean, and in as good condition and repair as the same were in at the commencement of the term or were thereafter put by Lessor or Lessee, subject only to ordinary wear and tear, and damage or destruction by fire or other casualty covered by standard fire and extended coverage insurance, failing which

     Lessor may restore said Premises to such condition and Lessee shall pay the cost thereof, and Lessee shall remove all of its property from the

     Premises. If Lessee fails to
     remove Lessee's carpeting and personal property and trade fixtures which it has the right to remove from the Premises within ten (10) days after written notice from Lessor, Lessee shall be conclusively presumed to have abandoned the same, and ownership thereof shall forthwith vest in Lessor without payment or credit to Lessee.

              24.  HOLDING OVER
                   ------------

                   Should Lessee remain in possession of the Premises after the date of the expiration of the term of this Lease without the consent of

     Lessor then, unless a new agreement in writing shall have been entered into between the parties hereto, Lessor shall have the option to treat Lessee as a trespasser or to hold Lessee as a tenant from month-to-month at a monthly rental equal to one hundred fifty percent (150%) of the amount of the last monthly rent payable hereunder and otherwise subject to all of the terms and conditions of this Lease.

              25.  SECURITY DEPOSIT
                   -----------------

                   [Intentionally omitted]

              26.  LIMITATION OF LESSOR'S LIABILITY
                   --------------------------------

                   If Lessor shall fail to perform any covenant, term or

     condition of this Lease upon Lessor's part to be performed and, as a consequence of such default, Lessee shall recover a money judgment against

     Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Lessor in the Premises, and Lessor and any individual signing
     this Lease on behalf of Lessor shall not be liable for any deficiency. It is understood that in no event shall Lessee have any right to levy execution against property of Lessor other than its interest in the

     Premises as hereinbefore expressly provided.

              27.  MISCELLANEOUS
                   -------------

                   (a)  Applicable Law. The laws of the State of Ohio shall
                        ---------------

     govern the validity, performance and enforcement of this Lease. The invalidity or enforceability of any provision of this Lease shall not affect or impair any other provision.

                   (b)  Headings. The headings of paragraphs are inserted only
                        ---------

     as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this

     Lease.

                   (c)  Assigns. The terms, covenants and conditions contained
                        --------

     in the Lease shall bind and inure to the benefit of Lessor and Lessee their respective heirs, legal representatives, successors and assigns, subject,

     however, to the provisions hereof requiring the consent of Lessor to any assignment or subletting of this Lease.

                   (d)  Entire Agreement. This Lease contains the entire
                        ------------------

     agreement between the parties hereto, and shall not be modified in any manner except by an instrument in writing executed by both of said parties or their respective successors in interest.

              28.  QUIET ENJOYMENT
                   ---------------

                   Lessor covenants and agrees with Lessee that upon Lessee

     paying the rent and other charges hereunder and observing and performing all the covenants, agreements and conditions on Lessee's part to be observed and performed, Lessee may peaceably and quietly enjoy the Premises hereby demised without hindrance of Lessor or any person lawfully claiming under Lessor, subject, nevertheless, to the terms and conditions of this

     Lease, any mortgage of Lessor, and any restrictions, conditions, reserva-

     tions and agreements of record.

              29.  OPTION TO RENEW
                   ---------------

                   (a) If Lessee shall not be in default of any of the terms of this Lease on the exercise date and on the termination date of the preceding term of this Lease, the Lessor agrees that Lessee shall have and is hereby granted an option to extend the term of this Lease for two (2)

     additional periods of five (5) years each upon all of the terms,

     conditions, covenants and provisions set forth herein, except that fixed rental shall be as set forth in Paragraph 29(b) hereof, which option may be exercisable only by written notice of such exercise from Lessee to Lessor not less than six (6) months prior to the expiration of the preceding term of this Lease. Said written notice shall be given as provided in Paragraph

     21 hereof.

                   (b) Lessee shall, during each renewal term hereof, pay to

     Lessor adjusted fixed annual rental, computed as follows:

                   (i) The Consumer Price Index for All Items, United States Department of Labor, Bureau of Labor Statistics, U.S. Cities Average, is hereinafter called the "Index", and the level of such index for the month during which the original term of this Lease commences is hereinafter called the "Base Level".

                   (ii) If the level of the Index for the calendar month
              immediately preceding the month in which such renewal term(s) commences ("New Level") exceeds the Base Level, the fixed annual rental due during said renewal term(s) shall be increased to new figures by multiplying the annual fixed rental during the last year of the preceding term by a fraction, the denominator of which is the Base Level and the numerator of which is the New Level. Such fixed annual rental as reestablished for the renewal term(s) shall be paid in equal monthly installments during such renewal term(s), in advance, on the first day of each and every month of such renewal term(s). Notwithstanding anything to the contrary contained herein, the fixed annual rental payable during the renewal term(s) shall not, in any case, be less than the fixed annual rental payable during the immediately preceding term or more than one hundred twenty-five percent (125%) of the fixed annual rental payable during the last year of the immediately preceding term. In the event that the aforesaid Index shall not be available if and when the parties desire to use the same for recomputation of rent, then the parties shall agree on such other available index, published by reputable authority, which most closely resembles the Index used herein. If the parties cannot agree on such other index within thirty
              (30) days after the need therefor, then the parties shall submit the question to arbitration before the American Arbitration Association in Columbus, Ohio. The award in arbitration shall be final and binding upon the parties hereto and judgment thereon may be entered in any court of competent jurisdiction. The costs of such arbitration shall be borne equally by the parties.

          30. ENVIRONMENTAL PROTECTION AND UTILITY REGULATION
              -----------------------------------------------

              (a)  The parties hereto acknowledge that there are

in effect federal, state and local laws and regulations and that additional and other laws and regulations may hereinafter be enacted to go into effect relating to or affecting the Premises and the Building Premises, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and the conduct of business. Lessee will not cause,

or permit to be caused, any act or practice, by negligence, omission, or otherwise, or do anything or permit anything to be done that would violate any of said laws or regulations. Any violation of this covenant shall be deemed to be an event of default hereunder, unless such violation is corrected within thirty (30) days after receipt by Lessee of notice of the existence of such violation, whether from Lessor or an appropriate governmental authority, or if such violation cannot be cured completely within such thirty (30) day period,

unless Lessee promptly commences to cure such violation within such thirty (30)

day period and diligently prosecutes such curative work to completion. Lessee shall have no liability hereunder for violations occurring prior to the

Commencement Date unless the same are caused by Lessee, or as a result of construction negligently performed by or on behalf of Lessor or repairs or maintenance negligently performed by Lessor.

              (b) The parties hereto acknowledge that energy shortages in the region in which the Building Premises is located may, from time to time,

necessitate reduced or curtailed operation of the Building Premises and the business conducted by the Lessee in the Premises. Lessee agrees to and shall comply with
such rules and regulations as may be promulgated from time to time by governmental authorities having jurisdiction over the Premises with respect to energy consumption, and during such periods of time when such governmental authorities so dictate Lessee shall reduce or curtail business operations in the

Premises as shall be necessary to address such shortage and comply with the rules and regulations of such governmental authorities. Compliance with such rules and regulations and such reduction or curtailment of business operations shall not constitute a breach of Lessor's covenant of quiet enjoyment nor shall the same constitute an actual or constructive eviction of Lessee, or otherwise invalidate or affect this Lease Agreement, and Lessee shall not be entitled to any diminution, reduction or abatement of rent during periods of reduction or curtailment of its operations. Failure to keep and observe said rules and regulations and/or to reduce or curtail business operations as herein provided shall constitute an event of default hereunder.

          31. CONSTRUCTION OF IMPROVEMENTS
              ----------------------------

              Lessor and Lessee shall construct improvements upon the Premises as set forth in the Special Stipulations attached hereto.

          32. SPECIAL STIPULATIONS. The Special Stipulations attached hereto
              ----------------------

shall be a part hereof in all respects.

          IN WITNESS WHEREOF, Leadership Group, Inc. and Simmons U.S.A.

Corporation have caused duplicate counterparts of this Lease Agreement to be executed as of the day, month and year first above written.



SIGNED AND ACKNOWLEDGED                      LESSOR:  LEADERSHIP GROUP, INC.
IN THE PRESENCE OF:


 /s/ Brenda J. Hall                          By:  /s/
- --------------------------                       ---------------------------

 /s/ Mary Jane Kristan                       By:  /s/
- --------------------------                       ---------------------------
                                             By:  /s/

                                             LESSEE:  SIMMONS U.S.A. CORPORATION


 /s/ Darlyene S. Sweiter                     By:  /s/ HB Smith
- --------------------------                       ---------------------------

 /s/ Richard M. Maxiar                       By:  /s/
- --------------------------                       ---------------------------

STATE OF OHIO
COUNTY OF FRANKLIN, SS:

          The foregoing Lease Agreement was acknowledged before

me this 10th day of November, 1987, by Robert T. Taggart, the General Partner
        ----        --------    --     -----------------      ---------------
and by Laurence R. Maryatt  the G.P. & F. Douglas Reddel of the
       -------------------      ----
Leadership Group, Inc., Lessor, on behalf of said corporation.

                                               /s/ Mary Jane Kristan
                                             --------------------------
                                             Notary Public


                                             MARY JANE KRISTAN
                                             NOTARY PUBLIC-STATE OF OHIO
                                             MY COMMISSION EXPIRES DEC. 2, 1991

STATE OF Georgia
         -------
COUNTY OF DeKalb, SS:
          ------

          The foregoing Lease Agreement was acknowledged before me this 4th day
                                                                        ---
of November, 1987, by Harlan B. Smith the Sr. Vice Pres. and by D.M.
   --------    --     ---------------     --------------        ----
Marshall the Controller of Simmons U.S.A. Corporation, Lessee, on behalf of said
- --------     ----------
corporation.



                                              /s/ Catherine E. Taylor
                                             --------------------------
                                             Notary Public

                              SPECIAL STIPULATIONS
                                       TO
                                TRIPLE NET LEASE
                                     BETWEEN
              LEADERSHIP GROUP, INC. AND SIMMONS U.S.A. CORPORATION
                            DATED AS OF NOV. 4, 1987
                                        ------
     A.   Construction.
          -------------

          Lessor hereby agrees to cause to be constructed upon the real estate constituting a portion of the Premises an office and warehouse facility in accordance with the plans and specifications prepared by Lessor and approved in writing by Lessee (the "Building"). The plans and specifications prepared by Lessor shall be based upon the "Office Manufacturing Building Description" dated August 26, 1986 as prepared by Lessor and submitted to Lessee. The plans and specifications as approved in writing by Lessee shall constitute the final plans and specifications for the construction of the Building and shall not be materially modified without the Lessee's prior written consent (the "Final Plans"). Lessor and Lessee shall agree upon a basic site plan prior to October 30, 1987 (the "Site Plan Date"). The Final Plans shall be delivered by Lessor to Lessee for Lessee's written approval on or before October 30, 1987.

     Lessee shall notify Lessor in writing of any objections to the Final Plans within four calendar days from and after the date of receipt by the Lessee of the Final Plans (the "Final Plans Date"). Failure by Lessee to give written notice to Lessor of objections to the Final Plans within such four day period shall be deemed approval of the Final Plans by Lessee. Lessee's approval of the Final Plans shall not be unreasonably withheld, and any objection by Lessee to the Final Plans must be based upon the fact that the plans and specifications as contained in the Final Plans alter or differ from the "Office Manufacturing Building Description".

     Lessor shall cause Target Construction Company, or another general contractor acceptable to Lessee, to commence construction of the Building promptly after Lessee's approval of the Final Plans and Lessor shall cause the construction to be diligently pursued and completed thereafter. All work and construction of the Building shall be in accordance with the Final Plans and shall be performed in a good and workmanlike manner in accordance with all regulations, codes and ordinances of any local, municipal, state or federal authority having jurisdiction thereof. All permits, licenses or approvals required for said work shall be obtained and maintained by Lessor.

     Lessor shall deliver possession of the Premises to Lessee upon substantial completion of the Building (hereinafter "Delivery"). Delivery shall be accomplished when:

          1. Lessor's architect certifies in writing that the Building has been completed in substantial accordance with the Final Plans; and

          2. Lessor notifies Lessee in writing that the Building is ready for Lessee's fixtures; and

          3.   Lessor delivers keys to the Building to Lessee.

          4.   Issuance of a permanent or temporary certificate of occupancy.

          Lessor and Lessee agree to conduct jointly a final walk-through inspection of the Building on the date of Delivery and to create a mutually agreed upon punch list of items which Lessor shall repair or cause to be repaired within sixty (60) days from and after Delivery. In order to facilitate Delivery, Lessor and Lessee hereby agree to conduct jointly a walk-through inspection of the Building approximately every seven (7) days during the term of construction. Lessee shall make a representative available to conduct such inspections.

     From and after Delivery of the Building to Lessee, Lessee shall promptly commence and prosecute to completion the fixturing and decorating of the Building, at Lessee's sole cost and expense except as otherwise provided in the Final Plans (including the payment for all utilities consumed by Lessee and all application fees or deposits required for the utilities serving the Premises, except as may otherwise be agreed between Lessor and Lessee) to enable Lessee to properly use the Premises for the purposes set forth in this Lease. It is expressly understood that any such work by Lessee shall in no way materially harm the Building or diminish the value of the Premises. All work to be performed by Lessee shall be performed in a good and workmanlike manner, in accordance with all rules, regulations, codes and ordinances of any local, municipal, state or federal authority having jurisdiction thereof. All permits, licenses or approvals required for said work shall be obtained by Lessee at its sole cost and expense. Lessor agrees, at its sole cost and expense, to acquire all necessary licenses and other approval, including but not limited to a certificate of occupancy, which may be required to open and operate the Premises by any authority with jurisdiction over the Premises.

     Lessor hereby agrees to make fully available to Lessor the benefits of any warranty Lessor receives or may receive from any contractor or subcontractor constructing the Building. In addition, Lessor agrees to make available to Lessee the benefit of any warranty received by Lessor which covers any equipment, including the HVAC system, within the Building. Lessor shall cooperate with Lessee in processing any warranty claim.

     Lessor and Lessee hereby agree to make all good faith reasonable efforts to accommodate the other in completing their receptive obligations under this Lease and in particular, this Special Stipulation A. Without limiting the generality of the foregoing, Lessor agrees to make available to Lessee, without charge, space for storage of Lessee's fixtures and other items necessary for Lessee to open the Premises as soon as practical. Furthermore, to assist Lessee in its timely opening of the Premises, Lessor agrees that prior to Delivery, Lessor shall, to the extent practicable, give to Lessee at Lessee's sole risk, reasonable access to the Premises for the purposes of inspecting, measuring, receiving, storing and installing or arranging for the installation of, its trade fixtures and equipment, but only to the extent that any such occupancy by Lessee shall not violate any applicable government codes or requirements or hamper Lessor's contractors, subcontractors and their respective employee's as determined by Lessor in its reasonable discretion, and provided further that Lessee's liability insurance is then in full force and effect.

     Lessee expressly agrees to protect, indemnify and save harmless Lessor from and against any liability for damage to any person or property as a result of the work undertaken by Lessee hereunder.

     Lessee's entry into the Premises prior to Delivery shall not constitute acceptance of the Building.

     B. Commencement Date.
        -----------------

        The commencement date of the term of the Lease (the "Commencement Date") shall be the date which is the earlier of the date on which Lessee opens for business on the Premises or fifteen (15) days after Delivery. Lessor shall make good faith efforts to cause Delivery to occur at the earliest possible date and Lessee shall make good faith efforts to cause the Premises to open for business at the earliest possible date.

     C. Rent Abatement and Set-Off.
        ---------------------------

        In the event that Delivery does not occur on or before July 1, 1988 (the "Rent Abatement Date"), Lessee's rent shall be reduced by the amount of $2,000.00 per day for each day after July 1, 1988 that Delivery does not occur. In the event that Delivery does not occur on or before August 1, 1988 (the "Termination Option Date"), Lessee, at Lessee's sole option, may terminate this Lease immediately upon written notice to Lessor, in which event Lessee shall have no further obligations hereunder. In the event the basic site plan is not agreed to by the Site Plan Date and the Final Plans are not approved by Lessee by the Final Plan Date because of the failure of Lessee to approve items by the dates set forth herein for the same, the Rent Abatement Date and Termination Option Date shall be extended three (3) days for each one day delay in obtaining such approvals after the Site Plan Date and the Final Plan Date.

     For a period of one year from and after the date of Delivery, in the event of any defect in materials and workmanship in construction of the Building, Lessee agrees to give prompt written notice to Lessor specifying such defect and specifying the estimated cost of repair of such defect. If Lessor does not cause such repairs to be made with due diligence upon receipt of such notice, Lessee shall then have the right to perform or cause to be performed, any and all necessary repairs to cure such defect and Lessor shall pay to Lessee, within seven (7) days following receipt of a statement therefor together with reasonable evidence of all such costs and expenses, the amount of costs and expenses reasonably incurred by Lessee in repairing such defect. Lessee's obligation to pay rent shall not be abated during any period of repair hereunder.

        D.  Repair and Replacement of Roof and Structural. Notwithstanding the
            -----------------------------------------------
provisions of paragraph 6(a) of the Lease, Lessor shall be responsible for the repair and replacement of the roof and major structural elements of the Building resulting from defective conditions therein, but specifically excluding conditions resulting from the acts or omissions of Lessee, its employees, agents, customers and invitees. In the event of repair or replacement by Lessor under this paragraph, the cost of such repair or replacement which is not paid by any applicable warranties, shall be amortized over such period as the independent accountants of Lessor shall determine and Lessee shall pay to Lessor within thirty (30) days of receipt of a written statement therefor an amount equal to the portion of the cost of such repair or replacement allocable to the balance of the term of this Lease under such amortization schedule. Further, upon the exercise of any renewal term Lessee shall pay Lessor an amount equal to the portion of the cost of such repair or replacement allocable to the renewal term under such amortization schedule.

                                    EXHIBIT B

                            NON-DISCLOSURE AGREEMENT


SIMMONS U.S.A. CORPORATION
                                                  ------------------------
                                                            Date

                                        Subject:


Gentlemen:

     This shall constitute our agreement that all information disclosed or which will be disclosed to



(hereinafter referred to as RECIPIENT) by SIMMONS U.S.A. CORPORATION, which shall be referred to as COMPANY in the following paragraphs, relating to the above subject, such as inventions, improvements, know-how, patent applications, specifications, drawings, engineering data, cost data, process flow diagrams, bills of material, customer lists, or any other information marked or indicated as being confidential, proprietary or with words of similar import, shall be considered confidential and shall be retained in confidence by RECIPIENT and its employees, affiliates, subsidiaries and subcontractors pursuant to the following terms and conditions:

        1. RECIPIENT agrees to keep in confidence, all information disclosed by COMPANY which was not previously known to or independently developed by the RECIPIENT, or known to the general public or in the public domain prior to such disclosure; provided, that such information is indicated to be "confidential" or "proprietary" by use of such words or words of similar import when disclosed.

        2. RECIPIENT agrees to maintain this disclosed information in confidence until the earlier to occur of the following: (i) such confidential information is made public other than through a breach of the agreements in this letter, (ii) RECIPIENT receives such information from a third party which does not thereby breach any confidence with the COMPANY, or (iii) the passage of five (5) years from the date such disclosure is received.

        3. RECIPIENT further agrees that it will neither disclose to any other person, firm or corporation nor analyze the solutions nor directly nor indirectly utilize COMPANY'S confidential information without first obtaining written permission from COMPANY: provided, however, that the foregoing shall apply only to such aspects of the disclosed information and related know-how as RECIPIENT is obligated to treat as confidential under the terms of this Agreement.

        4. Upon request, the RECIPIENT of such information agrees to promptly deliver to the COMPANY all materials obtained from or on behalf of the COMPANY, including all memoranda and notes made by RECIPIENT in any way relating to the COMPANY'S confidential, technical or business information. RECIPIENT, however, may retain a copy of such materials in its confidential files for record purposes only.

        5. Notwithstanding anything herein to the contrary, no provision of this letter agreement shall in any way limit the protection of COMPANY'S trade secrets at common law.

        6. The provisions of this letter agreement shall be governed by Georgia law and are binding upon and shall inure to the benefit of the COMPANY and the RECIPIENT, their successors and assigns.

        Please indicate your approval and acceptance of the above terms and conditions by having your authorized representative affix his signature in the space provided and return one copy of this Agreement to our office for our records.

                                        Very truly yours,


APPROVED AND ACCEPTED

Date
        -----------------------

By
        -----------------------

Title
        -----------------------